Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2020 RESULTS
Oak Brook, IL – May 5, 2020 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2020.
FINANCIAL RESULTS
For the quarter ended March 31, 2020, the Company reported:

▪	Net income attributable to common shareholders of $22.4 million, or $0.10 per diluted share, compared to $23.2 million, or $0.11 per diluted share, for the same period in 2019;

▪
Funds from operations (FFO) attributable to common shareholders of $62.5 million, or $0.29 per diluted share, compared to $57.7 million, or $0.27 per diluted share, for the same period in 2019, growth of 7.4% per diluted share; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $57.5 million, or $0.27 per diluted share, compared to $58.4 million, or $0.27 per diluted share, for the same period in 2019.

OPERATING RESULTS
For the quarter ended March 31, 2020, the Company’s portfolio results were as follows:

▪	1.2% increase in same store net operating income (NOI) over the comparable period in 2019;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.3% at March 31, 2020, down 90 basis points from 96.2% at December 31, 2019 and up 30 basis points from 95.0% at March 31, 2019;

▪	Retail portfolio occupancy: 94.1% at March 31, 2020, down 110 basis points from 95.2% at December 31, 2019 and up 110 basis points from 93.0% at March 31, 2019;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.3% at March 31, 2020, down 90 basis points from 96.2% at December 31, 2019 and up 20 basis points from 95.1% at March 31, 2019;

▪	Retail anchor tenant occupancy: 96.8% at March 31, 2020, down 80 basis points from 97.6% at December 31, 2019 and up 190 basis points from 94.9% at March 31, 2019;

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.3% at March 31, 2020, down 50 basis points from 98.8% at December 31, 2019 and up 70 basis points from 97.6% at March 31, 2019;

▪
Total same store portfolio annualized base rent (ABR) per occupied square foot of $19.58 at March 31, 2020, up 0.4% from $19.51 ABR per occupied square foot at December 31, 2019 and up 1.9% from $19.21 ABR per occupied square foot at March 31, 2019;

▪	285,000 square feet of retail leasing transactions comprised of 82 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 4.8% on new leases and 4.9% on renewal leases for a blended re-leasing spread of 4.9%.

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“Our first quarter results illustrate the underlying strength of our business heading into the COVID-19 pandemic,” stated Steve Grimes, chief executive officer. “Our team now is focused on the joint goals of balancing fiscal prudence with social awareness, responsibility and the long-term viability of our tenants as we collectively navigate through these uncertain times.”
COVID-19 UPDATE
The Company did not incur significant disruptions to its lease income and occupancy during the three months ended March 31, 2020 from the novel coronavirus (COVID-19) pandemic. However, since the start of the second quarter, the pandemic has adversely impacted the Company’s business as many tenants, faced with reduced customer traffic and revenue as a result of governmental and social mandates related to the pandemic, have requested lease concessions from the Company. Other tenants, which operate businesses considered to be essential, remain open and continue to operate during this time. The Company’s portfolio ABR benefits from a composition of 37% from essential uses and office, including 8% from grocery/warehouse clubs and 6% from office tenants as detailed in the Company’s Quarterly Supplemental Information Package on page 16.
Regarding April rent charges, as of April 30, the Company has collected more than 52%. The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19 on the Company’s leasing trends or financial or operating results. The Company is working to preserve profitability and cash flow while also working with tenants to address requests for lease concessions and simultaneously preserving its contractual rights under its lease agreements. While seeking to work toward a mutually agreeable outcome with tenants directly impacted by COVID-19, the Company believes that certain tenants, which remain open and hold an ability to pay, have elected to withhold April rent unnecessarily. Generally, the Company has not yet reached agreement with tenants regarding concession requests, as discussions are ongoing.
COVID-19 RESPONSE
In response to the COVID-19 pandemic, the Company has already taken several significant steps to further strengthen its financial position and balance sheet, enhance its liquidity, provide maximum financial flexibility and manage its financial leverage. These steps included:

▪	Drawing nearly all of the remaining balance under its $850 million unsecured revolving line of credit in March 2020;

▪	Depositing the proceeds from the revolver draw into accounts at FDIC-insured institutions;

▪	Reducing expected 2020 development spend by approximately $75 to $100 million primarily as a result of halting vertical construction plans at its Carillon redevelopment;

▪	Implementing plans to reduce 2020 capital expenditures, including tenant improvement outlays, and certain expenses, including overhead, from its original budget; and

▪	Suspending the quarterly dividend as detailed later in this release.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects.
Active Projects:
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, advanced construction on the garages and foundation work for the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). Additionally, the Company and KETTLER completed utility work for the new median and pocket park between Pads G & H, which will enhance the community experience of the property and, subsequent to quarter end, began frame construction work for the multi-family component of the project. Also subsequent to quarter end, the Company signed a construction contract with general contractor L.F. Jennings for the office component of Pad G for which construction is anticipated to begin during the second quarter. This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 469,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasted retail occupancy of 96.4% and office occupancy of 98.9% as of March 31, 2020 and holds a five-mile population of more than 190,000, average household incomes of more than $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 7%.
Circle East
During the quarter, as previously announced, the Company signed Ethan Allen to a 6,000 square foot lease at a prominent corner location at its Circle East mixed-use project located in Towson, Maryland within the Baltimore MSA. The Company also advanced lease negotiations for space with several leading national personal service providers for in-line space at the 80,000 square foot dual-sided street level retail portion of the project. In addition, AvalonBay has commenced tenant move-ins at the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project.
The Shoppes at Quarterfield and Southlake Town Square
During the quarter, the Company initiated work at two recently added projects, the site and building reconfiguration at The Shoppes at Quarterfield and the single-tenant pad development at Southlake Town Square. These two 100% pre-leased projects at existing assets aggregate $11.0 to $12.5 million in projected net investment with projected returns of 11.5% to 15.5% and stabilization targeted in the first half of 2021.
Carillon:
As previously announced, the Company has halted plans for vertical construction at its Carillon redevelopment project located in the Washington, D.C. MSA. The Company remains aware of the significant demand for the medical office component of the project, which benefits from the needs of the adjacent University of Maryland Capital Region Medical Center, a non-cyclical, shadow anchor of this project. During the quarter, the Company terminated its agreement with Fore Property Company related to the multi-family component of the project. Subsequent to quarter end, the Company terminated its agreement with Trammell Crow Company related to the medical office building portion of the project. The Company will continue to evaluate the potential resumption date for vertical construction activities at Carillon and will maintain optionality for either the monetization or build-out of the medical office and other components of the project.
Dispositions
During the quarter, as previously reported, the Company completed the sale of one non-target, multi-tenant power center asset for $13.9 million.
Acquisitions
During the quarter, as previously reported, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2020, the Company had $769.2 million in cash and cash equivalents and no debt maturities in 2020. In addition, the Company had $2.5 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 3.25% and a weighted average maturity of 3.7 years. The Company’s $1.7 billion in net consolidated indebtedness resulted in a net debt to adjusted EBITDAre ratio of 5.7x as of quarter end.
DIVIDEND
In order to preserve and enhance liquidity and capital positioning, the Company’s board of directors has temporarily suspended future quarterly dividend payments on the Company’s outstanding Class A common stock. The Company’s board of directors will evaluate dividend declaration decisions quarterly and consider REIT taxable income distribution requirements in these deliberations. The timing and amount of dividend resumption depends largely on the Company’s operating cash flow performance as well as other factors. Year to date, including dividends paid in January 2020 and April 2020, the Company has paid $70.9 million in aggregate dividends.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 6, 2020 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 6, 2020 until midnight (ET) on May 20, 2020. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13699877.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of March 31, 2020, the Company owned 102 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock and its ability to pay dividends at current levels, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 outbreak, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to current macroeconomic conditions due to the impact of the COVID-19 pandemic; however, the Company is actively completing site work preparation at the property in anticipation of potential future development at the site, (vi) properties that were sold or held for sale during 2019 and 2020, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Capital Markets and Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Investment properties:
Land	$1,075,577	$1,021,829
Building and other improvements	3,548,769	3,544,582
Developments in progress	126,761	113,353
	4,751,107	4,679,764
Less: accumulated depreciation	(1,416,981)	(1,383,274)
Net investment properties (includes $30,600 and $12,445 from consolidated variable interest entities, respectively)	3,334,126	3,296,490

Cash and cash equivalents	769,241	9,989
Accounts and notes receivable, net	72,003	73,832
Acquired lease intangible assets, net	78,439	79,832
Right-of-use lease assets	44,157	50,241
Other assets, net (includes $344 and $164 from consolidated variable interest entities, respectively)	71,627	75,978
Total assets	$4,369,593	$3,586,362

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(483) and $(493), respectively, and unamortized capitalized loan fees of $(240) and $(256), respectively)	$93,562	$94,155
Unsecured notes payable, net (includes unamortized discount of $(586) and $(616), respectively, and unamortized capitalized loan fees of $(2,994) and $(3,137), respectively)	796,420	796,247
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,208) and $(3,477), respectively)	716,792	716,523
Unsecured revolving line of credit	849,704	18,000
Accounts payable and accrued expenses	50,622	78,902
Distributions payable	35,464	35,387
Acquired lease intangible liabilities, net	67,573	63,578
Lease liabilities	85,340	91,129
Other liabilities (includes $3,233 and $1,707 from consolidated variable interest entities, respectively)	76,815	56,368
Total liabilities	2,772,292	1,950,289

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,122 and 213,600 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	214	214
Additional paid-in capital	4,512,939	4,510,484
Accumulated distributions in excess of earnings	(2,879,040)	(2,865,933)
Accumulated other comprehensive loss	(39,870)	(12,288)
Total shareholders' equity	1,594,243	1,632,477
Noncontrolling interests	3,058	3,596
Total equity	1,597,301	1,636,073
Total liabilities and equity	$4,369,593	$3,586,362

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Lease income	$118,695	$122,703

Expenses:
Operating expenses	16,414	17,686
Real estate taxes	18,533	18,403
Depreciation and amortization	40,173	43,267
Provision for impairment of investment properties	346	—
General and administrative expenses	9,165	10,499
Total expenses	84,631	89,855

Other (expense) income:
Interest expense	(17,046)	(17,430)
Gain on sales of investment properties	—	8,449
Gain on litigation settlement	6,100	—
Other expense, net	(761)	(659)
Net income	22,357	23,208
Net income attributable to noncontrolling interests	—	—
Net income attributable to common shareholders	$22,357	$23,208

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.10	$0.11

Weighted average number of common shares outstanding – basic	213,215	212,850

Weighted average number of common shares outstanding – diluted	213,215	213,223

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended March 31,
	2020	2019

Net income attributable to common shareholders	$22,357	$23,208
Depreciation and amortization of real estate	39,838	42,913
Provision for impairment of investment properties	346	—
Gain on sales of investment properties	—	(8,449)
FFO attributable to common shareholders	$62,541	$57,672

FFO attributable to common shareholders per common share outstanding – diluted	$0.29	$0.27

FFO attributable to common shareholders	$62,541	$57,672
Gain on litigation settlement	(6,100)	—
Other (a)	1,011	711
Operating FFO attributable to common shareholders	$57,452	$58,383

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.27

Weighted average number of common shares outstanding – diluted	213,215	213,223

(a)
Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within "Other expense, net" in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2020	2019

Net income attributable to common shareholders	$22,357	$23,208
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	—	(8,449)
Gain on litigation settlement	(6,100)	—
Depreciation and amortization	40,173	43,267
Provision for impairment of investment properties	346	—
General and administrative expenses	9,165	10,499
Interest expense	17,046	17,430
Straight-line rental income, net	(341)	(1,500)
Amortization of acquired above and below market lease intangibles, net	(976)	(2,334)
Amortization of lease inducements	419	296
Lease termination fees, net	(124)	(1,188)
Non-cash ground rent expense, net	333	358
Other expense, net	761	659
NOI	83,059	82,246
NOI from Other Investment Properties	(1,318)	(1,484)
Same Store NOI	$81,741	$80,762

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	March 31, 2020	December 31, 2019

Mortgages payable, net	$93,562	$94,155
Unsecured notes payable, net	796,420	796,247
Unsecured term loans, net	716,792	716,523
Unsecured revolving line of credit	849,704	18,000
Total	2,456,478	1,624,925
Mortgage discount, net of accumulated amortization	483	493
Unsecured notes payable discount, net of accumulated amortization	586	616
Capitalized loan fees, net of accumulated amortization	6,442	6,870
Total debt principal	2,463,989	1,632,904
Less: consolidated cash and cash equivalents	(769,241)	(9,989)
Total net debt	$1,694,748	$1,622,915
Net Debt to Adjusted EBITDAre (a)	5.7x	5.4x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	March 31, 2020	December 31, 2019

Net income	$22,357	$16,172
Interest expense	17,046	16,694
Depreciation and amortization	40,173	40,964
Provision for impairment of investment properties	346	1,121
EBITDAre	$79,922	$74,951
Gain on litigation settlement	(6,100)	—
Adjusted EBITDAre	$73,822	$74,951
Annualized Adjusted EBITDAre	$295,288	$299,804

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.